                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of G-III Apparel
Group, Ltd. for the registration of 581,666 shares of its common stock, and to the incorporation by reference therein of our report dated March 14, 2005, with respect to the consolidated financial statements and schedule of G-III Apparel
Group, Ltd. included in its Annual Report on Form 10-K for the year ended
January 31, 2005, filed with the Securities and Exchange Commission.